EXHIBIT 10.111

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is made as of the 21 day of November 2000 among BounceBack Technologies.com, Inc., a Minnesota corporation ("Seller"), On Stage Entertainment, Inc., a Nevada corporation ("Buyer") and Schnader Harrison Segal & Lewis, LLP ("Escrow Agent").

                                    RECITALS
                                    --------

     Buyer and Seller are parties to a Letter of Intent, dated as of even date herewith (the "Letter of Intent"). Pursuant to the Letter of Intent, Buyer wishes to deposit in escrow with Escrow Agent the Escrowed Property (as defined below) and Buyer and Seller wish to have the Escrowed Property released by the Escrow Agent in accordance with the provisions set forth below.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual obligations herein provided, and each intending to be legally bound hereby, do hereby agree as follows:

     I. Receipt and Escrow of Escrowed Property. The Escrow Agent hereby acknowledges receipt from Seller of One Hundred Thousand and 00/100 Dollars ($100,000), which, together with any interest or income earned thereon, is defined in this Escrow Agreement as the "Escrowed Property".

          II.  Disbursement of Escrowed Property.

               A. The Escrow Agent shall continue to hold and invest the Escrowed Property in accordance with Section 3 of this Escrow Agreement until instructed to disburse the same, in accordance with the following:

                    1. At the earlier of the closing of the transactions contemplated by the Letter of Intent (the "Closing") or 5:00 p.m. EST on January 31, 2001, the Escrowed Property and any interest earned thereon shall be delivered by Escrow Agent's check or wire transfer to Seller; provided, however, that in the event Escrow Agent is notified in writing by Buyer (a) prior to 5:00 p.m. EST on December 29, 2000 of the occurrence of one or more of the events set forth in Section
                    1.2 footnote (1) subparagraph (ii) of the Letter of Intent or (b) prior to 5:00 p.m. EST on January 31, 2001 of the occurrence of the event set forth in Section 1.2 footnote
                    (1) subparagraph (i) of the Letter of Intent, Escrow Agent
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                    shall send to Seller a copy of Buyer's written notice and
                    Escrow Agent shall only pay the Escrowed Property, together with any interest earned thereon, to the party entitled thereto pursuant to the joint written instructions of Seller and Buyer; or

                    2. A final, non-appealable order of a court of competent jurisdiction. The Escrow Agent may require that such court order be accompanied by a legal opinion by counsel for the presenting party (which counsel shall be reasonably acceptable to the Escrow Agent satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall be entitled to act on such court order and legal opinion (if any) without further question.

               B. In the event of any dispute between Buyer and Seller concerning the disbursement of the Escrowed Property or if the entire Escrowed Property shall not have been disbursed within six
               (6) months after the date hereof, the Escrow Agent may pay the entire Escrowed Property into court and shall thereafter have no further obligation under this agreement.

          III. Investment of Escrowed Property.

               A. Buyer and Seller hereby instruct Escrow Agent to invest the Escrowed Property as follows:

                    1. Escrow Agent shall hold, pursuant to the terms hereof, the Escrowed Property and shall invest and reinvest, as directed in writing by the Seller, any money or property which may at any time form a part of the Escrowed Funds in securities and obligations of the United States government or in certificates of deposit or other obligation issued by banks having a net worth of more than $20 million.

               B. Buyer and Seller shall bear sole responsibility for the investment instructions set forth above. In particular, Escrow Agent does not guarantee any rate of return on the investments, nor shall the Escrow Agent have any liability in the event the Escrowed Property is lost due to the failure (including, but not limited to, a bankruptcy, receivership or seizure) of any banking or financial institution into which the Escrowed Property may have been deposited by the Escrow Agent in accordance with or pursuant to the investment instructions.


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                    C. If Escrow Agent shall be instructed to deposit the
                    Escrowed Property in an interest-bearing account, Buyer or Seller, as the case may be, shall provide Escrow Agent with a tax identification number. If no tax identification number shall be provided, Escrow Agent shall deposit the Escrowed Property in a non-interest bearing account.

               IV.  Taxes

                    A. To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Property held hereunder or any payment made hereunder, the Escrow Agent may pay such taxes from the Escrowed Property. The Escrow Agent may withhold from any payment of monies held by it hereunder such amount as the Escrow Agent estimates to be sufficient to provide the sum withheld for that purpose.

                    B. Buyer shall pay or reimburse the Escrow Agent upon request for any transfer taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of transfer taxes.

               V.   Rights, Duties and Obligations of Escrow Agent.

                    A. The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Un-invested funds held hereunder shall not earn or accrue interest. The Escrow Agent shall have a first lien against the Escrowed Funds to secure the obligations of the parties hereunder.

                    B. This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

                    C. The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against
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                    the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages, and expenses, including out of pocket expenses and reasonable attorneys' fees and disbursements, arising out of and in connection with the Escrow Agreement, and including, but without limitation, a suit in interpleader brought by the Escrow Agent. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property, or any loss of interest incident to any such delays.

                    D. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                    E. The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

                    F. The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

                    G. If, prior to the termination of the escrow created hereby, the Escrow Agent receives or becomes aware of conflicting demands or claims with respect to this escrow, the rights of any of Buyer and Seller hereto, or the Escrowed Property or any securities, property or documents deposited with Escrow Agent or affected hereby, the Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict is resolved to Escrow Agent's satisfaction.


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                    H. The Escrow Agent shall have the further right to commence or defend any action or proceedings for the determination of such conflict. In the event the Escrow Agent files a suit in interpleader, it shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon it by this Escrow Agreement.

                    I. The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrowed Property to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will taken effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Agent's sole responsibility after that time shall be to safekeep the Escrowed Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by Buyer and Seller or a final order of a court of competent jurisdiction.

                    J. No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, power, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

               VI.  Miscellaneous.

                    A. Jurisdiction and Venue. Buyer and Seller hereby irrevocably submit to the jurisdiction of any court of the Commonwealth of Pennsylvania or federal court sitting in Philadelphia, Pennsylvania and any action or proceeding shall be heard and determined in such a State or federal court. Buyer and Seller hereby consent to and grant to any such court jurisdiction over their persons and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided herein above, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.


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                    B. Choice of Law. This Escrow Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania (without reference to its rule as to conflicts of law).

                    C. Assignment; Successors and Assigns: This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph I in Article V with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

                    D. Amendment. This Escrow Agreement may only be modified by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

                    E. Notices. Instructions, notices, releases, payments and any other documents delivered under this Agreement shall be sent to the parties hereto as follows:

                    Buyer:

                    Timothy Parrott, President
                    On Stage Entertainment, Inc.
                    4625 West Nevso Drive
                    Las Vegas, Nevada 89103

                    Seller:

                    John J. Pilger, President
                    BounceBack Technologies.com, Inc.
                    707 Bienville Blvd.
                    Ocean Springs, Mississippi 39564

                    Escrow Agent:

                    Schnader Harrison Segal & Lewis, LLP
                    Suite 3600, 1600 Market Street
                    Philadelphia, Pennsylvania 19103-7286
                    Attn:  Robert P. Krauss


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                    Notices shall be sent by (i) certified mail or (ii)
                    overnight courier guaranteeing next day delivery. Any notice served by certified mail shall be deposited in the United States Mail with postage thereon fully prepaid. Notice shall be deemed given upon receipt thereof. Any such notice shall be addressed to the party at the address set forth above, or at such other address or addresses as the party may advise the other parties in writing as required hereunder.

                    F. Counterparts. This Agreement may be executed in any number of counterparts. Each such counterpart shall be deemed to be an original but all such counterparts together shall constitute one and the same instrument.

                    G. Conflict. Buyer acknowledges that Escrow Agent is counsel to Seller and its affiliates and agrees that if any dispute shall arise between Buyer and Seller and its affiliates with respect to this Agreement or any other matter, Escrow Agent and any of its partners or employees may represent Seller and its affiliates and Buyer shall not raise as an objection thereto, or seek to disqualify Escrow Agent, its partners or employees from such representation by reason of, Escrow Agent's service as escrowee of the Escrowed Property.

                           [Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties intending to be legally bound, have executed this Agreement as of the date hereof.

                                         BounceBack Technologies.com, Inc.

                                         By:
                                             -----------------------------------
                                                  John J. Pilger, President


                                         On Stage Entertainment, Inc.

                                         By:
                                            ------------------------------------
                                                  Timothy Parrott, President


                                         Schnader Harrison Segal & Lewis, LLP

                                         By:
                                            ------------------------------------

                                                 --------------------, Partner